Exhibit 99.2

Independent Auditor’s Report

Shareholders and Board of Directors

Broad Street Realty, Inc.

Bethesda, Maryland

Opinion

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of Lamar Station Plaza (the “Acquired Property”) for the year ended December 31, 2021 and the related notes to the financial statement.

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Acquired Property as described in Note 2 to the financial statement for the year ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Acquired Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter

As described in Note 2 to the financial statement, the accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Acquired Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Property’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Potomac, Maryland

February 9, 2023

Lamar Station Plaza

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2022 and the Year Ended December 31, 2021

(in thousands)

	Nine months ended	Year ended
	September 30, 2022	December 31, 2021
	(unaudited)
Revenues:
Rental income	$1,469	$2,276
Total revenues	1,469	2,276

Certain operating expenses:
Real estate taxes and insurance	368	389
Repairs and maintenance	239	316
Property management fees	35	78
Utilities	83	116
Other	158	187
Total certain operating expenses	883	1,086

Revenues in excess of certain operating expenses	$586	$1,190

See accompanying notes.

Lamar Station Plaza

Notes to Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2022 (unaudited) and Year Ended December 31, 2021

Note 1. Business

Broad Street Realty, Inc. (the “Company”) and one of its subsidiaries entered into an agreement and plan of merger to acquire a retail shopping center (“Lamar Station Plaza”) located in Lakewood, Colorado. The merger transaction pursuant to which the Company acquired Lamar Station Plaza was completed on November 23, 2022. The total consideration for the transaction was approximately $9.1 million. The Company issued 573,529 Class A common units of limited partnership interest in Broad Street Operating Partnership, LP, the Company's operating partnership, to prior investors in the property-owning entity, paid off approximately $7.8 million of bonds and loans held by a prior member of the property-owning entity and incurred approximately $0.3 million of transaction costs. The Company also assumed the $15.5 million mortgage loan secured by Lamar Station Plaza and issued to Lamont Street warrants to purchase 500,000 shares of the Company’s common stock.

Note 2. Basis of Presentation

The accompanying Statements of Revenues and Certain Operating Expenses have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of real estate properties and are not intended to be a complete representation of Lamar Station Plaza’s revenues and expenses.

The financial statements are not representative of the actual operations for the periods presented as certain items, which may not be comparable to the future operations of Lamar Station Plaza, have been excluded. Such items include depreciation, asset management fees, certain general and administrative expenses, interest expense, interest income, income taxes and amortization of certain lease intangible assets and liabilities. Therefore, the Statements of Revenues and Certain Operating Expenses may not be comparable to a statement of operations for Lamar Station Plaza after its acquisition by the Company.

The financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States. In the opinion of management, the financial statement for the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of Lamar Station Plaza's results of operations for such period. Operating results for the nine months ended September 30, 2022 are not necessarily indicative of full year results of operations.

Note 3. Significant Accounting Policies

Revenue Recognition

Lamar Station Plaza has the following revenue sources and revenue recognition policies, which are included in rental income on the Statements of Revenues and Certain Operating Expenses:

•
Base Rent – Lamar Station Plaza recognizes income arising from minimum lease payments from tenant leases. These rents are recognized over the non-cancelable lease term of the related leases on a straight-line basis which includes the effects of scheduled rent increases and abatements under the leases.
•
Expense reimbursements – Lamar Station Plaza has tenant leases which provide for the recovery of all or a portion of the operating expenses, including, but not limited to, real estate taxes, property insurance, routine maintenance and repairs, utilities and property management expenses. Lamar Station Plaza collects these estimated expenses and is reimbursed by tenants for any actual expense in excess of estimates or reimburses tenants if collected estimates exceed actual operating results. The reimbursements are recorded in rental income, and the expenses are recorded in property operating expenses. These reimbursements are accrued in the same periods as the expenses are incurred.

Certain Operating Expenses

Operating expenses represent the direct expenses of operating the property and include repairs and maintenance, utilities, property taxes and insurance, management fees and other property expenses that, with the exception of asset management fees that are excluded from the Statements of Revenues and Certain Operating Expenses, are expected to continue in the ongoing operations of Lamar Station Plaza. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Statements of Revenues and Certain Operating Expenses in accordance with accounting principles generally accepted in the United States of America requires management of Lamar Station Plaza to make certain estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Note 4. Future Minimum Rentals

Future minimum lease payments due under the non-cancelable operating leases with tenants, excluding any reimbursable costs, as of December 31, 2021, are shown in the table below:

(in thousands)
2022	$1,863
2023	2,035
2024	2,017
2025	2,015
2026	1,838
Thereafter	7,245
Total	$17,013

Note 5. Related Party Transactions

Michael Z. Jacoby, the Company's chairman and Chief Executive Officer, Alexander Topchy, the Company's Chief Financial Officer, and Thomas M. Yockey, a member of the Company's board of directors have direct ownership interests in Lamar Station Plaza. Lamar Station Plaza paid an affiliate of the Company property management fees and engineering service fees, totaling approximately $0.1 million for the nine months ended September 30, 2022, and for the year ended December 31, 2021. On January 13, 2022, Lamar Station Plaza made an equity distribution of $0.3 million to its owners. On October 6, 2022, Lamar Station Plaza advanced a subsidiary of the Company $1.1 million for deposits related to a potential future financing.

Note 6. Commitments and Contingencies

Impact of COVID-19

Management continues to monitor and address risks related to the COVID-19 pandemic. Certain tenants experiencing economic difficulties during the pandemic have previously sought rent relief, which had been provided on a case-by-case basis primarily in the form of rent deferrals and, in more limited cases, in the form of rent abatements.

Since April 2020, management has entered into lease modifications that deferred approximately $0.2 million of contractual revenue and waived less than $0.1 million of contractual revenue for rent that pertained to April 2020 through December 2021. Less than $0.1 million of the total deferred rent from all lease modifications since April 2020 remained outstanding and to be billed as of September 30, 2022.

Litigation

Lamar Station Plaza is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management is not aware of any legal proceedings in which the outcome is probable or reasonably possible to have a material adverse effect on Lamar Station Plaza’s results of operations.

Note 7. Subsequent Events

Lamar Station Plaza has been evaluated for subsequent events through February 9, 2023, the date the Statements of Revenues and Certain Operating Expenses were available to be issued and has determined that there are no subsequent events requiring disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.